EXHIBIT 99.1


SIX FLAGS                                                                NEWS
--------------------------------------------------------------------------------

FOR:        SIX FLAGS, INC.
CONTACT:    Jim Dannhauser, Chief Financial Officer
            122 East 42nd Street
            New York, NY 10168
            (212) 599-4693

KCSA        Joseph A. Mansi/Erika Levy
CONTACTS:   (212) 896-1205 / (212) 896-1208
            jmansi@kcsa.com / elevy@kcsa.com
            ---------------   --------------

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

                          SIX FLAGS COMMENCES OFFERING
                               OF NEW SENIOR NOTES
                         TO REPAY EXISTING INDEBTEDNESS


           NEW YORK, January 5, 2005 - Six Flags, Inc. (NYSE: PKS) announced today that it has commenced an offering of $195 million aggregate principal amount of its 9-5/8% senior notes due 2014, pursuant to Rule 144A and Regulation

S under the Securities Act of 1933, as amended. The notes will be issued as additional debt securities under an indenture pursuant to which, on December 5,

2003, the Company previously issued and sold $325 million aggregate principal amount of its 9-5/8% senior notes due 2014.


           The net proceeds of the offering will be used to redeem all of the

Company's outstanding 9 1/2% senior notes due 2009 that have not been previously called for redemption.


           The securities to be offered have not been registered under the

Securities Act of 1933 and may not be offered or sold in the United States,

absent registration or an applicable exemption from such registration requirements.
                                      # # #



           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                     Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                     Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS, INC.
JANUARY 5, 2005
PAGE 2


This announcement is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

This release and prior releases are available on the Company's website at www.sixflags.com.